Exhibit 10.5

Dated 31 May 2024

Royal Caribbean Cruises Ltd.    (1)
(the Borrower)

Citibank N.A., London Branch    (2)
(the Global Coordinator)
SMBC Bank International plc    (3)
(the ECA Agent)

Citibank Europe plc, UK Branch    (4)
(the Facility Agent)

___________________________________

Amendment Agreement in connection with
the Credit Agreement in respect of
"CELEBRITY BEYOND " (ex Hull L34)
___________________________________

	Contents

Clause		Page

1	Interpretation and definitions	1
2	Amendment of the Existing Credit Agreement	2
3	Guarantor Release Agreement	2
4	Conditions of effectiveness of Amended Credit Agreement	3
5	Representations, Warranties and Undertakings	5
6	Incorporation of Terms	5
7	Costs and Expenses	5
8	Counterparts	6
9	Governing Law	6
Schedule 1 Form of Amendment Effective Date confirmation – Hull no. L34		7
Schedule 2 Amendments to the Existing Credit Agreement		8
Schedule 3 Form of Guarantor Confirmation Certificate		16

2

THIS AMENDMENT AGREEMENT (this Amendment) is dated 31 May 2024 and made BETWEEN:
(1)    Royal Caribbean Cruises Ltd. (a corporation organised and existing under the laws of the Republic of Liberia) (the Borrower);
(2)    Citibank N.A., London Branch as global coordinator (the Global Coordinator);
(3)    Citibank Europe plc, UK Branch as facility agent for and on behalf of the Finance Parties (the Facility Agent); and
(4)    SMBC Bank International plc as ECA agent (the ECA Agent).
WHEREAS:
(A)    The Borrower, the Global Coordinator, the Facility Agent, the ECA Agent, the Mandated Lead Arrangers and the Lenders are parties to a credit agreement, dated as of 24 July 2017 (as novated, amended and restated pursuant to a novation agreement dated 24 July 2017, and as further amended and restated from time to time prior to the date of this Amendment, the Existing Credit Agreement), in respect of the vessel named “CELEBRITY BEYOND” (formerly Hull no. L34) (the Vessel) whereby it was agreed that, subject to the terms and conditions therein, the Lenders would advance (and have advanced) their respective Commitment of an aggregate amount not exceeding the Maximum Loan Amount.
(B)    Pursuant to a consent request letter dated 17 April 2024, the Borrower has requested that the Existing Credit Agreement be amended on the basis set out in this Amendment in connection with the proposed prepayment by the Borrower of all “deferred tranches” previously made available to the Borrower under its BpiFAE-covered ECA Financings.
(C)    In connection with the arrangements referred to in Recital (B) above, the Parties have agreed to amend the Existing Credit Agreement on the basis set out in this Amendment.
NOW IT IS AGREED as follows:
1    Interpretation and definitions
1.1    Definitions in the Existing Credit Agreement
(a)    Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Existing Credit Agreement shall have the same meanings when used in this Amendment (including the recitals).
(b)    The principles of construction set out in the Existing Credit Agreement shall have effect as if set out in this Amendment.
1.2    Definitions
In this Amendment:
Amended Credit Agreement means the Existing Credit Agreement as amended in accordance with this Amendment.
Amendment Effective Date has the meaning given to it in clause 4.
Finance Parties means the Facility Agent, the ECA Agent, the Mandated Lead Arrangers and the Lenders.
Party means each of the parties to this Amendment and Parties shall mean all of them.

Previous Amendment Agreement means the amendment agreement to the Novation Agreement dated 21 July 2022 entered into between, amongst others, the Borrower and the Finance Parties, pursuant to which the form of the Existing Credit Agreement scheduled to the Novation Agreement (and which became effective upon the Novation Effective Time) was amended on the basis set out therein.
1.3    Third party rights
Other than BpiFAE in respect of the rights of BpiFAE under the Loan Documents, unless expressly provided to the contrary in a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.
1.4    Designation
Each of the Parties designates this Amendment as a Loan Document.
2    Amendment of the Existing Credit Agreement
In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in clause 4.1, the Existing Credit Agreement shall, with effect on and from the Amendment Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 2 and (as so amended) will continue to be binding upon each of the Borrower and the Finance Parties in accordance with its terms as so amended.
3    Guarantor Release Agreement
3.1    In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the occurrence of, and with effect from, the Torcatt Release Date, (as defined in clause 3.2), and notwithstanding anything to the contrary in any Loan Document (including, without limitation, the Existing Credit Agreement, the Amended Credit Agreement and the Second Priority Guarantee):
(a)    the Vessels currently known as Celebrity Xploration and Celebrity Xpedition (collectively, the Specified Vessels) shall no longer be Second Priority Assets; and
(b)    Torcatt Enterprises Limitada (Torcatt) shall no longer be a Second Priority Guarantor and shall be released as a “Guarantor” under the Second Priority Guarantee and shall have no further obligations thereunder,
(the matters set out in paragraphs (a) to (b) above being the Torcatt Release). With respect to the Torcatt Release, it is acknowledged and agreed that (again with effect from the Torcatt Release Date):
(i)    RCL Cruises Ltd. shall not be a Second Priority Holdco Subsidiary solely by virtue of its direct ownership of the equity interests issued by Subsidiaries of the Borrower which own the Specified Vessels; and
(ii)    the Loan Documents shall not limit the sale, license, lease, disposal, distribution or other transfer of any Specified Vessel, or any equity interests issued by Torcatt or any Subsidiary thereof that owns, directly or indirectly, a Specified Vessel, in each case involving a counterparty that is not a Group Member.
3.2    The Torcatt Release shall each take effect automatically (and without the need for any further action) on the date (such date being the Torcatt Release Date) upon which all of the following conditions have been satisfied to the reasonable satisfaction of the Facility Agent;
(a)    the Amendment Effective Date has occurred in accordance with clause 4;

(b)    the Borrower has delivered to the Facility Agent evidence satisfactory to it that Torcatt has been, or on the Torcatt Release Date will be, released from its obligations under each senior guarantee granted by Torcatt in favour of the Senior Parties and the Other Senior Parties (as the case may be); and
(c)    the Borrower or, as the case may be, one or more of its Subsidiaries, has completed, or on the Torcatt Release Date shall complete, a sale of all the equity interests in, or all or substantially all assets (including the Specified Vessels) of, Torcatt to a counterparty that is not a Group Member (as notified to the Facility Agent by the Borrower).
3.3    The Facility Agent agrees that it shall promptly execute and deliver to the Borrower all documents or other instruments (in a form and substance satisfactory to the Facility Agent), and perform such other actions, that the Borrower may reasonably request to evidence and effect the Torcatt Release. Any execution and delivery of documents or other action taken by the Facility Agent pursuant to this clause 3, or otherwise in connection with the Torcatt Release, shall be without recourse to, or warranty by, the Facility Agent and shall be at the sole cost and expense of the Borrower.
4    Conditions of effectiveness of Amended Credit Agreement
4.1    The Amended Credit Agreement shall become effective in accordance with the terms of this Amendment on the date (the Amendment Effective Date) upon which each of the following conditions has been satisfied to the reasonable satisfaction of the Facility Agent:
(a)    the Facility Agent shall have received from the Borrower:
(i)    a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment, and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate; and
(ii)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower;
(b)    the Facility Agent shall have received from each Guarantor (other than Torcatt) a certificate (substantially in the form set out in Schedule 3), signed by a duly authorised officer of that Guarantor:

(i)    confirming that:

(A)    the relevant Guarantor acknowledges the amendments to the Existing Credit Agreement contained in this Amendment, (including the Torcatt Release);
(B)    the relevant Guarantee and each other Loan Document to which that Guarantor is a party shall remain and continue in full force and effect notwithstanding the Torcatt Release and the amendment of the Existing Credit Agreement pursuant to this Amendment;
(C)    the relevant Guarantee shall extend to any new obligations assumed by the Borrower under the Amended Credit Agreement; and
(D)    continuing to guarantee the amended obligations of the Borrower does not cause any borrowing, guaranteeing or similar limit binding on the relevant Guarantor to be exceeded; and

(ii)    evidencing the authority of the relevant officer to execute that certificate and to provide the confirmations referred to in paragraph (i) above, together with such evidence from legal counsel to the Facility Agent as the Lenders may require as to the continued effectiveness of the Guarantees relative to the arrangements contemplated by this Amendment (having regard to the form of the corresponding confirmation accepted by the Lenders in connection with the Previous Amendment Agreement);

(c)    the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent) required to be paid by the Borrower pursuant to clause 7 below, and all other documented fees and expenses that the Borrower has otherwise agreed in writing to pay to the Facility Agent, have been paid or will be paid promptly upon being demanded;

(d)    the ECA Agent and the Facility Agent shall have received evidence satisfactory to them (each acting on the instructions of the Lenders) that BpiFAE has approved the arrangements referred to in this Amendment (and the Facility Agent shall notify the Borrower in writing promptly following receipt of such approval from BpiFAE);

(e)    the Facility Agent shall have received opinions, addressed to the Facility Agent (and capable of being relied upon by each Lender) from:
(i)    Watson Farley & Williams LLP, counsel to the Borrower, as to matters of Liberian law (and being issued in substantially the same form as the corresponding Liberian legal opinion issued in respect of the Previous Amendment Agreement); and
(ii)    Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law (and being issued in substantially the same form as the corresponding English legal opinion issued in respect of the Previous Amendment Agreement);
(f)    the representations and warranties set out in clause 5 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect (which shall be accurate in all respects)) as of the Amendment Effective Date;
(g)    no Event of Default or Prepayment Event shall have occurred and be continuing or would result from the amendment of the Existing Credit Agreement pursuant to this Amendment;
(h)    evidence satisfactory to the Facility Agent that the Borrower has prepaid the full amount of each “deferred tranche” made available to the Borrower under its BpiFAE-backed ECA Financings, together with payment of all interest, break costs and other amounts due and payable by the Borrower under each such BpiFAE-backed ECA Financing in connection with such prepayment;
(i)    the Borrower shall, as required pursuant to clause 6, have provided a letter to the Facility Agent which confirms that RCL Cruises Ltd has accepted its appointment as process agent in respect of this Amendment; and
(j)    the Facility Agent shall have received from the Borrower such documentation and information as any Finance Party may reasonably request through the Facility Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party.
4.2    The Facility Agent shall notify the Lenders and the Borrower of the Amendment Effective Date by way of a confirmation in the form set out in Schedule 2 and such confirmation shall be conclusive and binding.

5    Representations, Warranties and Undertakings
(a)    Each of the representations and warranties in:
(i)    Article VI of the Amended Credit Agreement (excluding Section 6.10 of the Amended Credit Agreement); and
(ii)    clause 8.2(b) of the Novation Agreement,
are deemed to be made by the Borrower on the date of this Amendment and the Amendment Effective Date, in each case as if reference to the Loan Documents in each such representation and warranty was a reference to this Amendment and each officer certificate referred to in clause 4.1(b), and as if the Amended Credit Agreement was effective at the time of each such repetition.
(b)    In addition to the representations and warranties referred to in paragraph (a) above, the Borrower:
•(i)    represents and warrants to the Facility Agent and each Lender that the Borrower is negotiating amendments to each other ECA Financing which shall, upon entry into of the relevant amendment agreement in respect of that ECA Financing, contain (A) amendments that will be consistent with, and on the same substantive terms as, the amendments to be contained in the Amended Credit Agreement and (B) effect a Torcatt Release on the same substantive terms (including as to the determination of the Torcatt Release Date) as the arrangements referred to in clause 3; and
•(ii)    covenants and undertakes with the Facility Agent that, in relation to each amendment agreement to the finance documents in respect of each other ECA Financing containing the amendments referred to in paragraph (i) above, it will liaise with counsel to the facility agent under each such other ECA Financing to sign and lodge counterparts of such amendment agreements on the understanding that they will become effective at, or promptly following, the Amendment Effective Date.
6    Incorporation of Terms
The provisions of Section 11.2 (Notices), Section 11.6 (Severability) and Subsections 11.14.2 (Jurisdiction), 11.14.3 (Alternative Jurisdiction) and 11.14.4 (Service of Process) of the Existing Credit Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if references in those sections to “this Agreement” were references to this Amendment and references to each Party were references to each Party to this Amendment.
7    Costs and Expenses
The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of:
(a)    the Facility Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the documents to be delivered hereunder or thereunder; and
(b)    any Lender in connection with the preparation, execution, delivery and administration, modification and amendment of any security or other documents executed or to be executed and delivered as a consequence of the parties entering into this Amendment and any other documents to be delivered under this Amendment,
(including the reasonable and documented fees and expenses of counsel for the Facility Agent with respect hereto and thereto as agreed with the Facility Agent) in accordance with the terms of Section 11.3 (Payment of Costs and Expenses) of the Existing Credit Agreement.

8    Counterparts
This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
9    Governing Law
This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.

Schedule 1
Form of Amendment Effective Date confirmation – Hull no. L34
To:    Royal Caribbean Cruises Ltd.

“CELEBRITY BEYOND" (Hull no. L34)
We, Citibank Europe plc, UK Branch, refer to the amendment agreement dated _______________ 2024 (the Amendment) relating to a credit agreement dated as of 24 July 2017 (as previously novated, amended, supplemented and/or restated from time to time) (the Credit Agreement) made between (among others) the above named Royal Caribbean Cruises Ltd. as the Borrower, the financial institutions listed in it as the Lenders and ourselves as the Facility Agent in respect of a loan to the Borrower from the Lenders of up to the Maximum Loan Amount (as defined in the Credit Agreement).
We hereby confirm that all conditions precedent referred to in clause 4.1 of the Amendment have been satisfied. In accordance with clause 4 of the Amendment, the Amendment Effective Date is the date of this confirmation and the amendment of the Credit Agreement in accordance with the Amendment is now effective.
Dated: _________________2024

Signed:___________________________________
For and on behalf of
Citibank Europe plc, UK Branch
(as Facility Agent)

Schedule 2
Amendments to the Existing Credit Agreement
With effect from the Amendment Effective Date, the Existing Credit Agreement shall be amended as follows:
1.    a new definition of “2024 Supplemental Agreement” shall be inserted into section 1.1 (Defined Terms) as follows:
““2024 Supplemental Agreement” means the amendment agreement dated 31 May 2024 made between, amongst others, the Borrower and the Facility Agent, pursuant to which this Agreement was amended.”;
2.    a new definition of “Fitch” shall be inserted into section 1.1 (Defined Terms) as follows:
““Fitch” means Fitch Ratings, Inc.”;
3.    the definition of “Investment Grade” in section 1.1 (Defined Terms) shall be deleted and replaced by the following:
““Investment Grade” means, at any time, when the Borrower maintains a Senior Debt Rating of (i) Baa3 or better, with respect to Moody’s, (ii) BBB- or better, with respect to S&P or (iii) BBB- or better, with respect to Fitch.”;
4.    the definition of “Loan Documents” in section 1.1 (Defined Terms) shall be amended by including reference to “the 2024 Supplemental Agreement”;
5.    the definition of “Senior Debt Rating” in section 1.1 (Defined Terms) shall be deleted and replaced by the following:
“"Senior Debt Rating" means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody's, S&P and/or Fitch or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody's, S&P and/or Fitch, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from the relevant agency).”;
6.    the definition of “Senior Guarantee” in section 1.1 (Defined Terms) shall be deleted and replaced by the following:
““Senior Guarantee” means any guarantee by a New Guarantor of Indebtedness incurred by the Borrower or any of its Subsidiaries after the effectiveness of the Third Novation Agreement Supplement; provided that the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee shall in no case exceed 10.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel; provided, however, that in the event such Senior Guarantee constitutes a crisis-related credit support arrangement (as determined by the Borrower in its reasonable discretion acting in good faith), then the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee may be up to, but shall in no case exceed, 30.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel (the “Crisis Exception”); and provided further that, prior to relying on the Crisis Exception, the Borrower shall provide BpiFAE (with a copy to the Facility Agent) with at least 3 Business Days advance written notice (the “Advance Notice Period”) of the Borrower’s determination that a crisis has occurred and, if so requested by BpiFAE, shall discuss this determination in good faith with BpiFAE during the Advance Notice Period (it being understood that nothing herein shall prevent the Borrower from relying on the Crisis Exception following the end of the Advance Notice Period).”;

7.    section 7.2.3(b) (Liens) shall be deleted and replaced by the following:
“(b)    in addition to other Liens permitted under this Section 7.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 7.2.2(d), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10.0% of the total assets of the Borrower and its Subsidiaries (the "Lien Basket Amount") taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;”;
8.    section 7.2.4 (Financial Condition) shall be amended by deleting the first paragraph of the Stockholders’ Equity financial covenant set out in paragraph (c) of the said section 7.2.4 (which deletion shall not include any other paragraph of the said paragraph (c), including the definition of “Starting Threshold”) and replacing it as follows:
“if, at any time, the Borrower is not Investment Grade, Stockholders' Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) the applicable Starting Threshold plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).”;
9.    section 7.2.9(b) (Framework Lien and Guarantee Restriction) shall be deleted and replaced by the following:
“(b)    incur any new Relevant Indebtedness which is secured by a Lien or is supported by a Group Member Guarantee and which, when taken with all other Indebtedness incurred by the Group since the Fourth Supplement Effective Date and which is also secured by a Lien or supported by a Group Member Guarantee, is greater than $2,500,000,000 or its equivalent in any other currency, and provided that no Group Member shall, as contemplated by the proviso to Section 7.2.3, from the Fourth Supplement Effective Date until the Guarantee Release Date (whereupon the relevant provisions of Exhibit N shall apply) be permitted to grant any Lien over an ECA Financed Vessel as security for any Indebtedness permitted to be incurred under this Agreement after the Fourth Supplement Effective Date .
    For the purposes of this paragraph (b), Relevant Indebtedness means Indebtedness (including Indebtedness of the type referred to in section 7.2.9(a)(i)) other than:
(i)    any Permitted Refinancing Indebtedness incurred on the basis set out in paragraph (a)(ii) above;
(ii)    Indebtedness incurred to finance the purchase of newbuild vessels owned, or to be owned, by a Group Member (including the financing of change orders, non-yard costs and/or other such similar arrangements under or in relation to the relevant building contract) in respect of vessels for which shipbuilding contracts have been executed and/or which have come into effect after the Fourth Supplement Effective Date;
(iii)    Indebtedness of any corporation that becomes a Subsidiary of the Borrower after the Amendment Effective Date (as defined in the 2024 Supplemental Agreement), provided that (A) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (B) such Indebtedness is in existence at the time such corporation becomes a Subsidiary of the Borrower and was not incurred by the Borrower or any of its Subsidiaries in anticipation thereof; and
(iv)    purchase money indebtedness (being Indebtedness incurred by a Group Member for the purpose of acquiring assets (other than any assets of the type referred to in paragraph (ii) above) for use in the business of the Group).”; and
10.    Exhibit N (Replacement covenants with effect from the Guarantee Release Date) shall be deleted and replaced with the replacement Exhibit N set out in Annex A below.

Annex A
Replacement Exhibit N to the Amended Credit Agreement

Replacement covenants with effect from the Guarantee Release Date

It is acknowledged and agreed that, with effect from the Guarantee Release Date, this Agreement shall be amended as follows:
“incur” means to create, incur, assume, guarantee or otherwise become directly or indirectly liable and “incurred” or “incurrence” shall have a correlative meaning.
“Inherited Indebtedness” means any Indebtedness of any corporation that becomes a Subsidiary of the Borrower after the Guarantee Release Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Indebtedness is in existence at the time such corporation becomes a Subsidiary of the Borrower and was not incurred by the Borrower or any of its Subsidiaries in anticipation thereof.
“Inherited Lien” means any Lien in respect of any Inherited Indebtedness on any asset of any corporation that becomes a Subsidiary of the Borrower after the Guarantee Release Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof.
“Non-Principal Subsidiary” means a Subsidiary other than a Principal Subsidiary.
“Permitted Principal Subsidiary Indebtedness” means:
(a)    Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
(b)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and
(c)    Inherited Indebtedness.
“Permitted Liens” means:
(a)    Liens securing Government-related Obligations;
(b)    Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;
(c)    Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;
(d)    Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;
(e)    Liens for current crew's wages and salvage;
(f)    Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;
(g)    Liens on Vessels that:

(i)    secure obligations covered (or reasonably expected to be covered) by insurance;
(ii)    were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or
(iii)    were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;
provided that, in each case described in this clause (g), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;
(h)    normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights in favour of banks or other depository institutions;
(i)    Liens in respect of rights of set-off, recoupment and holdback in favour of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;
(j)    Liens on cash or Cash Equivalents or marketable securities securing:
(i)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; or
(ii)    letters of credit that support such obligations;
(k)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;
(l)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(m)    licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;
(n)    Liens on any property of Silversea identified in Section 2 of Exhibit F hereto; and
(o)    Inherited Liens.
“Permitted Non-Principal Subsidiary Indebtedness” means:
(a)    Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
(b)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes;
(c)    other Indebtedness other than Indebtedness for borrowed money (it being agreed for this purpose that any Group Member Guarantee granted in connection with Indebtedness for borrowed money shall be considered to be Indebtedness for borrowed money); and
(d)    Inherited Indebtedness.

1.    Sections 7.2.2 and 7.2.3 shall be deleted in their entirety and replaced with the following (and all other provisions and clause references shall be construed accordingly):
SECTION 7.2.2 Subsidiary Indebtedness and Liens.
(a)    With effect from the Guarantee Release Date and except to the extent permitted by Section 7.2.2(b) below:
(i)    the Borrower will not permit:
A.    any of its Principal Subsidiaries to incur any Indebtedness other than Permitted Principal Subsidiary Indebtedness; and
B.    any of its Non-Principal Subsidiaries to incur any Indebtedness other than Permitted Non-Principal Subsidiary Indebtedness; and
(ii)    the Borrower (having regard, in the case of any ECA Financed Vessel, to Section 7.2.10) will not, and will not permit any of its Subsidiaries to, permit to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired other than Permitted Liens.
(b)    Section 7.2.2(a) shall not, however, prohibit any Indebtedness or Lien provided that (but again having regard, in the case of any ECA Financed Vessel, to Section 7.2.10) immediately following the incurrence (including any Group Member Guarantees) of the Indebtedness or Lien (as applicable):
(i)    the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness), (y) Indebtedness incurred by Non-Principal Subsidiaries (excluding Permitted Non-Principal Subsidiary Indebtedness) and (z) the Indebtedness secured by Liens (other than Permitted Liens) granted by any Group Member does not exceed 30.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; and
(ii)    the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness) and (y) the Indebtedness secured by Liens (excluding Permitted Liens) granted by any Group Member does not exceed 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter.
2.    Section 7.2.3 shall be deleted in its entirety and replaced with “Intentionally Omitted”.
3.    A new Section 7.2.10 shall be inserted as follows:
SECTION 7.2.10 Negative Pledge over ECA Financed Vessels.
For the purposes of this Section 7.2.10:
“repaid” means scheduled repayments or voluntary or mandatory prepayment and not repayments arising following the acceleration of the relevant ECA Financing after the occurrence of an Event of Default; and
“credit support” means a Lien over any ECA Financed Vessel granted by any Group Member or a

Group Member Guarantee from a Group Member (other than the Borrower) that owns (directly or indirectly) any ECA Financed Vessel.
In connection with the granting of any Lien or Group Member Guarantee pursuant to Section 7.2.2(b) above, no Group Member shall use any ECA Financed Vessel as credit support in respect of any Indebtedness except:
(i)    if more than 75.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member, that Group Member shall be entitled to grant credit support over or in respect of that ECA Financed Vessel on the basis of, and subject to compliance with, Section 7.2.2(b); and
(ii)    if an amount equal to or higher than 15.0% but less than or equal to 75% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member (determined at the time the relevant credit support is provided), the relevant Group Member shall be entitled to provide such credit support over that ECA Financed Vessel on the basis of, and subject to the compliance with, the terms of Section 7.2.2(b), provided that the amount of Indebtedness secured or supported (as applicable) by that credit support shall not exceed an amount equal to FV x (A / B), where:
FV = the fair value of that ECA Financed Vessel at the time of the provision of that credit support (as evidenced by the information to be provided pursuant to sub-paragraph (v) below);
A = the aggregate principal amount of Indebtedness incurred under the ECA Financing in respect of that ECA Financed Vessel which has been repaid by the relevant Group Member at the time the credit support is provided; and
B = the amount of Indebtedness originally incurred by the relevant Group Member under the ECA Financing in respect of that ECA Financed Vessel, it being acknowledged and agreed that:
(iii)    where the relevant credit support being provided in accordance with this Section 7.2.10 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels but does not own (directly or indirectly) any other Vessels, the amount of Indebtedness that can be supported by such Group Member Guarantee shall be equal to the aggregate amount of Indebtedness that would be permitted to be secured under this Section 7.2.10 if, instead of a Group Member Guarantee, each relevant Principal Subsidiary owning each relevant ECA Financed Vessel was to provide a Lien as credit support in respect of that Indebtedness;
(iv)    where the relevant credit support being provided in accordance with this Section 7.2.10 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels and other Vessels, the restrictions contained in this Section 7.2.10 as to the amount of the Indebtedness that can be supported by such credit support must be preserved at all times and, not later than five Business Days after the date upon which that Group Member grants the relevant Group Member Guarantee, the Borrower shall notify the Facility Agent in writing of such event and shall provide any information as may be reasonably requested by the Facility Agent to verify that the requirements of this Section 7.2.10 have been complied with following the provision of such Group Member Guarantee; and
(v)    not later than five Business Days after the date upon which a Group Member provides any credit support, the Borrower shall provide the Facility Agent with evidence as to its compliance with this Section 7.2.10, which evidence shall include all required calculations and other information required by the Facility Agent (acting reasonably) to determine such compliance; and
(vi)    no Group Member shall be entitled to use any ECA Financed Vessel as credit support in the manner contemplated by this Section 7.2.10:
(A)    until such time as the relevant Group Member has repaid at least 15.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel; and/or
(B)    at any time in which a Default has occurred and is continuing.

Schedule 3
Form of Guarantor Confirmation Certificate
[Insert name of relevant Guarantor here]

GUARANTOR’S CERTIFICATE

_______________, 2024
This Certificate is delivered on behalf of [Insert name of relevant Guarantor here] (the Guarantor), a [company][corporation] incorporated in [●].
[I][We], [insert name of the authorized officers/directors], the undersigned, in [my][our] capacity as [[a] duly authorized officer[s]] [or][director] of the Guarantor and not in any individual capacity, do hereby confirm in relation to the Agreements (each as more particularly defined in Schedule 1 of this Certificate) as follows:
1.    Unless otherwise defined in this Certificate, words and expressions defined in the Agreements shall have the same meanings when used in this Certificate.
2.    The Guarantor is a guarantor under each Agreement.
3.    [I][We] hereby acknowledge on behalf of the Guarantor that each Agreement shall be amended pursuant to an amendment agreement (each a Vessel Loan Amendment) in order to reflect certain changes to the covenants and other terms of such Agreement in connection with the proposed prepayment by the Borrower of all “deferred tranches” previously made available to the Borrower under its ECA financings, and to enter into or amend any other agreements to the extent deemed appropriate by the Borrower.
4.    This Certificate is one of the “certificates” required to be provided pursuant to clause 4.1(b) of each Vessel Loan Amendment and in the context of the requirements of clause 4.1(b) of each Vessel Loan Amendment, [I][we] hereby further acknowledge and confirm on behalf of the Guarantor the following:
a.    the amendments contemplated in the Vessel Loan Amendment for each Agreement and the contents thereof (including the Torcatt Release (as defined in each Vessel Loan Amendment) are acknowledged;
b.    the Guarantee given by the Guarantor in each Agreement and each other Loan Document or Finance Document, as the case may be (as defined in each such Agreement) to which the Guarantor is a party shall remain and continue in full force and effect notwithstanding the Torcatt Release (as defined in each Vessel Loan Amendment) and the amendment of each such Agreement pursuant to the Vessel Loan Amendment applicable to it;
c.    the Guarantee given by the Guarantor in each Agreement shall extend to any new obligations assumed by the Borrower under such Agreement as amended by the Vessel Loan Amendment applicable to it; and
d.    continuing to guarantee the amended obligations of the Borrower under the Agreements as amended by the Vessel Loan Amendment applicable to it does not cause any borrowing, guaranteeing or similar limit binding on the Guarantor to be exceeded.
5.    [I][we] hereby confirm that:
a.     the copy of the certificate or articles of incorporation, formation or organization or other comparable organizational document of the Guarantor (collectively, the Organizational Documents); and

b.    the by-laws or operating, management or similar agreements of the Guarantor (collectively, the Operating Documents), in each case, appended to the Secretary’s Certificate dated [[18][21] December 2020][21 April 2021] (the Original Secretary’s Certificate) remain true and correct on the date of this Certificate and have not been amended, modified or revoked and remain in full force and effect. [Note: 21 April 2021 for RCL New Vessel Holding Company Ltd and 18 December 2020 for all other guarantors.]
6.    [I][we] hereby represent and warrant on behalf of the Guarantor that [I][we] have the authority to sign this Certificate as evidenced by Schedule […] of the Original Secretary’s Certificate (the Authorization). The Authorization has not been modified or rescinded and remains in full force and effect.
7.    [The Guarantor does not have its management or control in Liberia nor does it undertake any business activity in Liberia.
8.    Less than a majority of the shareholders of the Guarantor hereto by vote or value are resident in Liberia.][Note: 7 and 8 to be included in the Certificate for RCL Cruise Holdings LLC, RCI Holdings LLC and RCL New Vessel Holding Company LLC only as Liberian entities]
9.    This Certificate shall be governed by and construed in accordance with New York law.

[Signature Pages Follow]

IN WITNESS WHEREOF, I have set my hand hereto this _______ day of ___________________, 2024.

___________________________
[insert name]
[state the signatory’s office]

[___________________________
[insert name]
[state the signatory’s office]]

Schedule 1

Agreements

[for each Guarantor’s Certificate, include only those Facility Agreements [and Novation Agreements] in respect of which such entity is a Guarantor]
FACILITY AGREEMENTS
OASIS CLASS
1.    Oasis of the Seas: Facility agreement dated as of May 7, 2009 (as amended, supplemented and restated from time to time) in respect of the passenger cruise vessel m.v. “Oasis of the Seas” entered into between, amongst others, RCCL as borrower and the BNP Paribas Fortis S.A./N.V. as Administrative Agent pursuant to which the Lenders agreed to advance (and have advanced) to RCCL as borrower an aggregate amount not exceeding the aggregate of $840,000,000 and Euro 159,429,092.
2.    Harmony of the Seas:
a.    Facility agreement dated 9 July 2013 (as amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, Société Générale as the Facility Agent (SocGen Facility Agent) and the banks and financial institutions listed therein as Lenders in relation to a Euro term loan facility in respect of the passenger cruise vessel m.v. “Harmony of the Seas” (ex Hull A.34); and
b.    Facility agreement dated 15 April 2014 (as amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, the SocGen Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a US Dollar term loan facility in respect of m.v. “Harmony of the Seas” (ex Hull A.34).
3.    Symphony of the Seas: Facility agreement dated 30 January 2015 (as amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, Citibank Euro Plc, UK Branch as the Facility Agent (Citi Facility Agent) and the banks and financial institutions listed therein as Lenders in relation to a US term loan facility in respect of the passenger cruise vessel m.v. “Symphony of the Seas” (ex Hull B.34).
4.    Wonder of the Seas: Facility agreement dated 24 July 2017 (as novated, amended and restated pursuant to a novation agreement dated 24 July 2017, as further amended and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility in respect of m.v. “Wonder of the Seas” (ex Hull C34).
QUANTUM CLASS
1.    Quantum of the Seas: Facility agreement dated 8 June 2011 (as amended, supplemented and restated from time to time) in respect of m.v. “Quantum of the Seas” (builder’s hull no. S-697) entered into between, amongst others, RCCL as borrower, KfW IPEX-Bank GmbH as Hermes agent (in this capacity, the Hermes Agent), KfW IPEX-Bank GmbH as facility agent (in this capacity, the Facility Agent) and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

2.    Anthem of the Seas: Facility agreement dated 8 June 2011 (as amended, supplemented and restated from time to time) in respect of m.v. “Anthem of the Seas” (builder’s hull no. S-698) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).
3.    Ovation of the Seas: Facility agreement dated 31 March 2016 (as amended, supplemented and restated from time to time) in respect of m.v. “Ovation of the Seas” (builder’s hull no. S-699) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).
4.    Spectrum of the Seas: Facility agreement dated 13 November 2015 (as amended, supplemented and restated from time to time) in respect of m.v. “Spectrum of the Seas” (builder’s hull no. S-700) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein),
5.    Odyssey of the Seas: A facility agreement dated 13 November 2015 (as amended from time to time including by an amendment agreement dated 30 April 2020) in respect of m.v. "Odyssey of the Seas" (builder's hull no. S-713) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).
SOLSTICE CLASS
1.    Celebrity Solstice: Facility agreement dated 7 August 2008 (as amended from time to time, including by way of a supplemental agreement dated 23 April 2020) in respect of m.v. “Celebrity Solstice” (builder’s hull no. S-675) entered into between, amongst others, RCCL as borrower, the Hermes Agent, KfW IPEX-Bank GmbH as administrative agent (in this capacity, the Administrative Agent) and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €412,000,000.
2.    Celebrity Equinox: Facility agreement dated 15 April 2009 (as amended, supplemented and restated from time to time) in respect of m.v. “Celebrity Equinox” (builder’s hull no. S-676) entered into between, amongst others, Royal Caribbean Cruises Ltd. (RCCL) as borrower, KFW IPEX-Bank GmbH as the Hermes Agent (in this capacity, the Hermes Agent), the Administrative Agent (in this capacity, the Administrative Agent) and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €412,000,000.
3.    Celebrity Eclipse: Facility agreement dated 26 November 2009 (as amended, supplemented and restated from time to time) in respect of m.v. “Celebrity Eclipse” (builder’s hull no. S-677) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €420,000,000.
4.    Celebrity Silhouette: Facility agreement dated 27 February 2009 (as amended from time to time, including by way of a supplemental agreement dated 22 April 2020) in respect of m.v. “Celebrity Silhouette” (builder’s hull no. S-679) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €444,000,000.

5.    Celebrity Reflection: Facility agreement dated 19 December 2008 (as amended from time to time, including by way of a supplemental agreement dated 8 April 2020) in respect of m.v. “Celebrity Reflection” (builder’s hull no. S-691) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €485,600,000.
EDGE CLASS
1.    Celebrity Edge: Facility agreement dated 22 June 2016 (as novated, amended and restated pursuant to a novation agreement dated 22 June 2016, as further amended and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a US Dollar term loan facility in respect of m.v. “Celebrity Edge” (ex Hull J34).
2.    Celebrity Apex: Facility agreement dated 22 June 2016 (as novated, amended and restated pursuant to a novation agreement dated 22 June 2016, as further amended and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a US Dollar term loan facility in respect of m.v. “Celebrity Apex” (ex Hull K34).
3.    Celebrity Beyond: Facility agreement dated 24 July 2017 (as novated, amended and restated pursuant to a novation agreement dated 24 July 2017, as further amended and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility in respect of m.v. “Celebrity Beyond” (ex Hull L34).
4.    Celebrity Ascent: Facility agreement dated 24 July 2017 (as novated, amended and restated pursuant to a novation agreement dated 24 July 2017, as further amended and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility in respect of m.v. “Celebrity Ascent” (ex Hull M34).
ICON CLASS
1.    ICON 1: Facility agreement dated 11 October 2017 (as amended from time to time) in respect of the passenger cruise vessel “Icon of the Seas” (ex Hull 1400) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee, the Finnvera Premium and (if applicable) the Finnvera Balancing Premium (as such terms are defined therein).
2.    ICON 2: Facility agreement dated 11 October 2017 (as amended from time to time) in respect of the passenger cruise vessel with builder’s hull no. 1401 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee, the Finnvera Premium and (if applicable) the Finnvera Balancing Premium (as such terms are defined therein).
3.    ICON 3: Facility agreement dated 18 December 2019 (as amended from time to time) in respect of the passenger cruise vessel with builder’s hull no. 1402 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee, the Finnvera Premium and (if applicable) the Finnvera Balancing Premium (as such terms are defined therein).
SILVERSEA SHIPS
1.    Evolution 1: Facility agreement dated as of 19 September 2019 (as amended from time to time) in respect of the passenger cruise vessel with builder's hull no. S-719 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).
2.    Evolution 2: Facility agreement dated as of 19 September 2019 (as amended from time to time) in respect of the passenger cruise vessel with builder's hull no. S-720 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).
The facility agreements listed in this Schedule 1, the Agreements.

SIGNATORIES
Amendment agreement in respect of Hull L34

Borrower

Royal Caribbean Cruises Ltd.	)
Name: Antje M. Gibson	)	/s/ ANTJE M. GIBSON
Title: Treasurer	)

Signature page to EDGE 3 Amendment Agreement

Global Coordinator

Citibank, N.A., London Branch	)
Name: Javier Espiago	)	/s/ JAVIER ESPIAGO
Title: Director	)

Facility Agent

Citibank Europe plc, UK Branch	)
Name: Henrik Slotsaa	)	/s/ HENRIK SLOTSAA
Title: Vice President	)
As Facility Agent for and on behalf of the Finance Parties

ECA Agent

SMBC Bank International plc	)
Name: Betrand Peuze and Nicolas Vitoux	)	/s/ BETRAND PEUZE
Title: Managing Director and Director	)	/s/ NICOLAS VITOUX

Signature page to EDGE 3 Amendment Agreement